Exhibit 99.2

THIS IS A COPY OF THE AUDIT REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP IN CONNECTION WITH SUSSEX BANCORP'S FILING ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP IN CONNECTION WITH THIS FILING ON FORM 10-KSB. SEE EXHIBIT 23.2 FOR FURTHER DISCUSSION.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Sussex Bancorp:

     We have audited the accompanying consolidated statement of financial condition of Sussex Bancorp (a New Jersey Corporation) (the "Company") and subsidiaries as of December 31, 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit. The consolidated financial statements of the Company, as of December 31, 2000 and for the years ended December 31, 2000 and 1999 were audited by other auditors whose report dated January 19, 2002, expressed an unqualified opinion on these statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sussex Bancorp and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the Unites States.



Arthur Andersen LLP
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New York, New York
January 17, 2002.